Exhibit 10.3

DEFERRED SHARE AWARD

( [date] Award For              Deferred Shares)

This Deferred Share Award is made to [MEXICO OFFICER/ASSOCIATE] this      day of         , 20     , by THE HOME DEPOT, INC., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Company has adopted The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan; and

WHEREAS, Associate is an employee of a subsidiary of the Company eligible to receive an award of Deferred Shares under the Plan; and

WHEREAS, the Company desires to grant to Associate an award of Deferred Shares under the terms of the Plan to promote Associate’s long-term interests in the success of the Company and its subsidiaries; and

NOW, THEREFORE, the Company makes an award of Deferred Shares under the Plan to Associate pursuant to the following terms and conditions:

1. Definitions. As used herein, the following terms shall be defined as set forth below:

(a) “Associate” means [INSERT MEXICO ASSOCIATE NAME AND TITLE]

(b) “Award” means the Deferred Share Award to Associate, as set forth herein, and as may be amended as provided herein.

(c) “Company” means The Home Depot, Inc., a Delaware corporation, with offices at 2455 Paces Ferry Road, Atlanta, Georgia 30339.

(d) “Change in Control” means the occurrence of a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 (“1934 Act”) as in effect at the time of such change in control, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d) (2) of the 1934 Act), is or becomes the “beneficial owner,” directly or indirectly, of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was so approved; (iii) the consummation of any merger or consolidation, approved by the stockholders of the Company, as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or of any sale or other disposition in one or a series of related transactions of 50% or more of the assets or earning power of the Company, or the approval by stockholders of any liquidation of the Company; or (iv) the consummation of any merger or consolidation, approved by the stockholders of the Company, to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

(e) “Competitor” means any company or entity engaged in any way in a business that competes directly or indirectly with the Company, its parents, subsidiaries, affiliates or related entities, in the United States, Canada, Puerto Rico, Mexico, China or any other location in which the Company currently conducts business or may conduct business. Businesses that compete with the Company specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, assigns, franchisees, or successors in interest: Lowe’s Companies, Inc. (including, but not limited to, Eagle Hardware and Garden); Sears Holding Corp. (including, but not limited to, Orchard Supply and Hardware Company); Wal-Mart; Rona Inc.; Castorama/B&Q; Ace Hardware; True Value Company; Menard, Inc., Construrama, Todo Fácil, Cómex, Kingfisher PLC, Leroy Merlin, Hornbach, La Maison, OBI, Home Mart, Orient Home, Home First, and No. 9.

(f) “Deferred Shares” means the award of the Company’s common stock to Associate set forth in Section 2, including any dividend equivalents credited pursuant to Section 3.

(g) “Employer” means [FORMAL NAME OF LOCAL COMPANY EMPLOYING MEXICO ASSOCIATE], a subsidiary of the Company, with offices at             .

(h) “Grant Date” means [INSERT GRANT DATE]

(i) “Plan” means The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan, as amended from time to time.

(j) “Retirement” means termination of employment with the Company and its subsidiaries on or after Associate’s attainment of age sixty (60) and having at least five (5) years of continuous service with the Company and its subsidiaries.

2. Deferred Share Award. Company hereby grants to Associate an award of Deferred Shares under the Plan for          (            ) shares of the $.05 par value common stock of the Company, subject to the restrictions and other conditions set forth herein.

(a) Vesting. The Deferred Shares shall vest and become payable to Associate as follows provided that, except as provided in Section 2(c), Associate is employed by the Company or a Company subsidiary on the vesting date: [OPTION 1: twenty-five percent (25%) of the shares granted shall vest and become payable upon the third (3rd) anniversary of the Grant Date; twenty-five percent (25%) of the shares granted shall vest and become payable upon the sixth (6th) anniversary of the Grant Date; and fifty percent (50%) of the shares granted shall vest and become payable upon the earlier of the date on which Associate reaches age 60 or the tenth (10th) anniversary of the Grant Date.] [OPTION 2: one hundred percent (100%) of the shares granted shall vest and become payable upon the [select: first (1st) or second (2nd) or third (3rd) or fourth (4th) or fifth (5th)] anniversary of the Grant Date.] [OPTION 3 (FOR NON-OFFICERS): fifty percent (50%) of the shares granted shall vest and become payable upon the second (2nd) anniversary of the Grant Date, and the remaining fifty percent (50%) of the shares granted shall vest and become payable upon the fourth (4th) anniversary of the Grant Date.] [OPTION 4 (FOR OFFICERS): fifty percent (50%) of the shares granted shall vest and become payable upon the thirtieth (30th) month anniversary of the Grant Date, and the remaining fifty percent (50%) of the shares granted shall vest and become payable upon the fifth (5th) anniversary of the Grant Date, [Optional: provided that if Company operating profit for the fiscal year in which this Award is granted, as reported in the Company’s audited financial statements filed on Form 10-K, is less than eighty percent (80%) of the target operating profit under the Company’s Management Incentive Plan in which Executive participates for such fiscal year, all Deferred Shares granted to Executive pursuant to this Award shall be forfeited on the date the Company’s annual report on Form 10-K is filed for such year.] ] Deferred Shares that have not vested shall be subject to forfeiture as provided in Section 2(c). In the event of a Change in Control, death or employment termination due to permanent and total disability, any unvested Deferred Shares shall immediately vest and become payable to the Associate or Associate’s estate.

(b) Delivery of Shares. Except as otherwise provided in Section 2(c), the Company shall cause a stock certificate representing the vested Deferred Shares to be transferred to Associate as soon as practicable after the vesting date. The Company may satisfy its payment obligation, net of applicable taxes and other source deductions required to be withheld by the Company or a Company subsidiary, by having an independent broker acquire shares on the open market on behalf of the Associate. The Company will not be required to deliver any shares pursuant to this Award if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. Prior to the issuance of any shares pursuant to this Award, the Company may require that Associate (or Associate’s legal representative upon Associate’s death or disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Award.

(c) Change in Employment Status. If Associate’s employment with the Company and its subsidiaries terminates for reasons other than [DO NOT USE WITH OPTION 1 VESTING: Retirement,] death or permanent and total disability, any Deferred Shares which have not yet become vested as of the date of Associate’s termination shall be immediately forfeited by Associate. [USE WITH OPTION 1 VESTING: Upon employment termination due to Retirement, all Deferred Shares that have not lapsed as of the date of Associate’s Retirement shall continue to vest according to the vesting schedule set forth in Section 2 of this Award, provided that a sufficient number of shares shall vest at the time said Deferred Shares become taxable to Associate to cover applicable tax withholding required pursuant to Section 7; further provided, that if after reaching Retirement, Associate becomes, either directly or indirectly, employed with a Competitor, all unvested Deferred Shares shall be immediately forfeited.]

3. Adjustments for Dividends. Upon the payment of any cash dividend on shares of common stock of the Company before the issuance of a stock certificate representing the Deferred Shares, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the Fair Market Value of the common stock on the dividend payment date. The number of Deferred Shares shall also be entitled to such adjustments as are determined under Section 11 of the Plan.

4. Stockholder Rights. The Deferred Shares shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise before vesting. Upon vesting and the issuance of a stock certificate representing the Deferred Shares, Associate shall have all of the rights of a stockholder with respect to the Deferred Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Before the delivery of such stock certificate, Associate shall have none of the rights of a stockholder with respect to the Deferred Shares.

5. Adjustments. The number of shares covered by the Deferred Shares and, if applicable, the kind of shares covered by the Deferred Shares shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company’s Common Stock. In addition, the Company may make or provide for such adjustment in the number of shares covered by the Deferred Shares, and the kind of shares covered by the Deferred Shares, as the Company in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Associate’s rights that otherwise would result from (a)

any exchange of shares of the Company’s Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. No amount shall be paid to, and no units shall be granted to Associate to compensate Associate for a downward fluctuation in the price of the common shares, nor will any benefit be conferred upon, or in respect of, Associate for such purpose.

6. Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Company may round fractions down.

7. Withholding. Associate shall pay all applicable income, employment or other taxes (including taxes of any foreign jurisdiction) which the Company or a Company subsidiary is required to withhold at any time with respect to the Deferred Shares. Such payment shall be made in full, at Associate’s election, in cash or check, by withholding from the Associate’s next normal payroll check, or by the tender of Deferred Shares payable under this Award. Deferred Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

8. Plan Provisions. In addition to the terms and conditions set forth herein, this award of Deferred Shares is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

9. Notice. Any written notice required or permitted by this Award shall be mailed, certified mail (return receipt requested) or hand-delivered, addressed to Company’s Executive Vice President – Human Resources at Company’s corporate headquarters in Atlanta, Georgia as set forth in Section 1(b), or to Associate at Associate’s most recent home address on record with the Company and its subsidiaries. Notices are effective upon receipt.

10. Miscellaneous.

(a) Limitation of Rights. The granting of the award of Deferred Shares shall not give Associate any right to similar grants in future years or any right to be retained in the employ or service of the Company and its subsidiaries or to interfere in any way with the right of the Company and its subsidiaries to terminate Associate’s services at any time or the right of Associate to terminate his or her services at any time.

(b) Rights Unsecured. The Company shall remain the owner of all amounts deferred pursuant to this Agreement, and Associate shall have only Company’s unfunded, unsecured promise to pay. The rights of Associate hereunder shall be that of an unsecured general creditor of the Company, and Associate shall not have any security interest in any assets of the Company.

(c) Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Award shall be determined by the Company’s Executive Vice President-Human Resources. Any determination made hereunder shall be final, binding and conclusive on the Associate, the Associate’s heirs, executors, administrators and successors, and the Company and its subsidiaries for all purposes.

(d) Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the date that the Company and its subsidiaries denies the claim made by Associate or any earlier date that the claim otherwise accrues.

(e) Offset. The Company and its subsidiaries shall have the right to deduct from amounts otherwise payable under this Award all amounts owed by Associate to Company and its subsidiaries to the maximum extent permitted by applicable law.

(f) Controlling Law. By accepting this Award, Associate agrees that this Award shall be construed, interpreted and applied in accordance with the law of the State of Delaware, without giving effect to the choice of law provisions thereof. Associate and the Company hereby irrevocably submit to the exclusive jurisdiction of the courts of Delaware. Associate and the Company also both irrevocably waive, to the fullest extent permitted by applicable law, any objection either may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and both parties agree to accept service of legal process in Delaware. By accepting this award, Associate agrees that the Company may seek enforcement in a Mexican court of any United States judgement obtained pursuant to this Award and Associate agrees not to raise any objection to the Company and its subsidiaries seeking enforcement of said judgement in a Mexican court.

(g) Severability. If any term, provision, covenant or restriction contained in this Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(h) Construction. This Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof, except that this Award shall be subject to the terms and conditions set forth in any employment agreement and non-competition/non-solicitation agreement between Associate and the Company subsidiary that employs Associate. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(i) Headings. Section and other headings contained in this Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Award or any provision hereof.

ASSOCIATE ACKNOWLEDGEMENT

Associate acknowledges and agrees that this Award has been made pursuant to Associate’s employment agreement with the Employer, that Associate is eligible to receive this Award as a consequence of such employment and the position that Associate performs for the Employer, and that neither this Award nor the Plan create an employment relationship between Associate and the Employer or the Company. Associate further acknowledges that he or she speaks and reads the English language. This Award shall be null and void unless signed by Associate and returned to the Company within thirty (30) days of the Grant Date.

ASSOCIATE

Date:

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